EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Marlborough, Mass. - August 8, 2007 (BUSINESS WIRE) -- ThinkEngine Networks, Inc. (AMEX: THN), today reported results for its fiscal second quarter ended June 30, 2007.

Revenue for the second quarter and six months ended June 30, 2007 was $1.7 million and $3.7 million, respectively, compared to $1.6 million and $5.0 million, respectively, for the three and six-month periods ended June 30, 2006.

Product revenue for the second quarter of 2007 decreased $0.6 million versus 2006 primarily due to lower shipments of the CX4000 product. Product revenue for the six months ended June 30th decreased $2.7 million due to the fact that 2006 revenues included $1.9 million related to CX4000 shipments made to one customer in August 2005 that were not recognized as revenue until the first quarter of 2006, and also due to lower shipments of the CX product line. Service revenue increased $0.7 million and $1.4 million, respectively, reflecting increases in maintenance contract revenue and sales of spare parts.

Net loss for the second quarter ended June 30, 2007 was $1.7 million, or $0.25 per share, compared to a net loss of $2.6 million, or $0.36 per share, in the prior year's second quarter.

Net loss for the six months ended June 30, 2007 was $3.2 million, or $0.47 per share, compared to a net loss of $3.3 million, or $0.45 per share, for the six months ended June 30, 2006.

Michael Mitchell, President and Chief Executive Officer, stated, "Revenue for the quarter was below our expectations due to the delay of several large orders for both CX and VSR products. We have acquired 8 new VSR customers through Q2 of this year, and hope to continue this growth."

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                           ThinkEngine Networks, Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)
                                                          June 30,     Dec. 31,
Assets                                                      2007       2006(A)
                                                         ---------    ---------
        Cash and cash equivalents                        $   2,909    $   2,764
        Accounts receivable, net                               562        1,354
        Inventory, net                                         818        1,439
        Other current assets                                   156          270
                                                         ---------    ---------
          Total current assets                               4,445        5,827
Loans to officers                                                0          444
Fixed assets, net                                              872          970
Other assets, net                                            3,269        3,405
                                                         ---------    ---------
          Total assets                                   $   8,586    $  10,646
                                                         =========    =========

Liabilities and Stockholders' Equity
        Accounts payable and accrued expenses            $   1,949    $   1,712
        Notes payable - current portion                        731          300
        Deferred service revenues                              401          522
                                                         ---------    ---------
          Total current liabilities                          3,081        2,534
Non-current liabilities                                      1,707          964
Stockholders' equity                                         3,798        7,148
                                                         ---------    ---------
          Total liabilities and stockholders' equity     $   8,586    $  10,646
                                                         =========    =========

(A) December 31, 2006 amounts are derived from audited financial statements.

                           ThinkEngine Networks, Inc.
                       Condensed Statements of Operations
                    (in thousands, except share data amounts)
                                   (unaudited)

                                                          Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                         2007             2006             2007             2006
                                                     -----------      -----------      -----------      -----------
Revenue                                              $     1,673      $     1,576      $     3,726      $     5,041
Cost of revenues                                             745            1,381            1,428            2,777
                                                     -----------      -----------      -----------      -----------
    Gross margin                                             928              195            2,298            2,264
Research and development                                   1,247            1,535            2,629            3,048
Selling, general and administrative                        1,282            1,291            2,771            2,688
Interest expense                                              94                0              158                0
Other income, net                                            (39)             (74)            (109)            (180)
                                                     -----------      -----------      -----------      -----------
    Total expenses                                         2,584            2,752            5,449            5,556
                                                     -----------      -----------      -----------      -----------
Operating loss                                            (1,656)          (2,557)          (3,151)          (3,292)

Income taxes                                                   0               15                0               30
                                                     -----------      -----------      -----------      -----------
Loss from operations                                      (1,656)          (2,572)          (3,151)          (3,322)
Cumulative effect of change in accounting
principle, net of tax                                          0                0                0               36
                                                     -----------      -----------      -----------      -----------
Net loss                                             ($    1,656)     ($    2,572)     ($    3,151)     ($    3,286)
                                                     ===========      ===========      ===========      ===========
Net loss per share:
  Continuing operations                              ($     0.25)     ($     0.36)     ($      .47)     ($     0.46)
  Cumulative effect of change in
  accounting principle, net of tax                             0                0                0      $      0.01
                                                     -----------      -----------      -----------      -----------
  Net loss                                           ($     0.25)     ($     0.36)     ($      .47)     ($     0.45)
                                                     ===========      ===========      ===========      ===========
Weighted average common shares used in computing
net loss
  Basic and diluted                                    6,714,980        7,231,053        6,758,837        7,290,265

ABOUT THINKENGINE NETWORKS

ThinkEngine Networks is a leading provider of TDM and IP capable conferencing bridges and media servers. The VSR1000 includes both TDM and IP interfaces as standard equipment and is capable of processing 968 simultaneous sessions in a compact 1U platform. This NEBS 3 certified platform has been deployed by customers to implement reservationless conferencing, prepaid calling, and IVR applications. The Company's CX Series - Exchange Network Media Servers are a cost-effective and highly scalable family of carrier-class media server platforms. They deliver advanced network media solutions in VoIP networks as well as in traditional AIN and TDM circuit switched and mixed network environments. ThinkEngine is a disruptive force in the marketplace - drastically reducing the cost of implementation while giving customers a migration path from TDM to VoIP. For more information about the Company, visit http://www.thinkengine.com.

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ALL STATEMENTS CONTAINED HEREIN WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CONTINUANCE OF REDUCED CAPITAL EXPENDITURES THROUGHOUT THE TELECOMMUNICATIONS MARKET, VARIABILITY OF SALES VOLUME FROM QUARTER TO QUARTER, PRODUCT DEMAND, MARKET ACCEPTANCE, LITIGATION, DEPENDENCE ON SIGNIFICANT CUSTOMERS, THIRD PARTY SUPPLIERS AND INTELLECTUAL PROPERTY RIGHTS, RISKS IN PRODUCT AND TECHNOLOGY DEVELOPMENT AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-K, AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE COMMISSION FILINGS. THINKENGINE NETWORKS DOES NOT UNDERTAKE ANY DUTY TO UPDATE FORWARD-LOOKING STATEMENTS.

CONTACT: John Steinkrauss
Chief Financial Officer
ThinkEngine Networks, Inc.
jsteinkrauss@thinkengine.com
508-597-0452

Source: ThinkEngine Networks, Inc.

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